Exhibit 99.1


                        Report of Independent Accountants


To Board of Directors and Shareholders
of Tompkins Trustco, Inc.:


In our opinion, the consolidated statements of income, changes in shareholders' equity and cash flows for the two years ended December 31, 1998 of Letchworth Independent Bancshares Corporation and its subsidiary (not presented separately herein) present fairly, in all material respects, results of their operations and their cash flows for the year ended December 31, 1998 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above. We have not audited the consolidated financial statements of Letchworth Independent Bancshares Corporation for any period subsequent to December 31, 1998.


/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP
Buffalo, New York
January 22, 1999